EXECUTION COPY

                           INVESTOR'S RIGHTS AGREEMENT


This Investor's Rights Agreement (this "AGREEMENT") is made as of January 29, 2001, by and among On2.com Inc. (the "COMPANY"), a Delaware corporation, and Abanat Limited, a British Virgin Islands corporation. Certain capitalized terms used in this Agreement without definition shall have the meanings given them in
Section 14 hereof.



                                    PREAMBLE

         The Holder may acquire an aggregate of up to 200 Units consisting of $2.0 million principal amount of Series A Convertible Debentures due 2005 (the "DEBENTURES") that are convertible into shares of the Company's Common Stock, $0.01 par value per share (the "COMMON STOCK"), and warrants (the "WARRANTS") to purchase 1,333,400 shares of the Company's Common Stock, and may exchange its existing 116,400 warrants for new warrants (the "NEW WARRANTS") to purchase 116,400 shares of the Company's Common Stock, pursuant to the Unit Subscription Agreement (the "SUBSCRIPTION AGREEMENT"), dated as of the date hereof, between the Company and the Holder.

         Pursuant to the Subscription Agreement, the Company and the Holder have agreed to enter into this Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the Company and the Holder hereby agree as follows:

         1. RESTRICTIONS ON TRANSFERABILITY. None of the Restricted Securities may be sold, assigned, transferred, pledged or otherwise disposed of, whether or not for value, except in compliance with the terms and conditions of this Agreement. At such time as the Restricted Securities cease to be Restricted Securities under the terms of this Agreement, the provisions of this Agreement shall no longer apply to the securities that theretofore were Restricted Securities.

         2. RESTRICTIVE LEGEND.

         2.1 Each certificate representing the Debentures, the Common Stock into which such Debentures are convertible, the Warrants, the New Warrants or the Common Stock issued upon exercise of the Warrants and New Warrants shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws or otherwise):

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), NOR UNDER ANY STATE SECURITIES LAW AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED BY THE PROVISIONS OF REGULATION S UNDER THE ACT OR PURSUANT TO REGISTRATION UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.


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                  THE SALE, ASSIGNMENT,  TRANSFER,  PLEDGE AND OTHER DISPOSITION
                  OF  THE  SECURITIES   REPRESENTED  BY  THIS   CERTIFICATE  ARE
                  RESTRICTED BY THE INVESTOR'S RIGHTS AGREEMENT (THE "INVESTOR'S RIGHTS AGREEMENT"), DATED JANUARY 29, 2001. A COPY OF THE INVESTOR'S RIGHTS AGREEMENT IS ON FILE WITH THE CORPORATE SECRETARY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. A COPY THEREOF MAY BE OBTAINED AT NO COST UPON WRITTEN REQUEST THEREFOR MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE CORPORATE SECRETARY AT THE PRINCIPAL OFFICES OF THE COMPANY.

Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received either (i) a written opinion of legal counsel to the Holder who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (ii) a "no-action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto; PROVIDED, that no such opinion of counsel shall be required for a transfer by a Holder of Restricted Securities to an Affiliate if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were an original Holder of Restricted Securities hereunder.

         2.2 STOP TRANSFER INSTRUCTIONS. The Holder consents to the Company's making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Agreement. The Company agrees to, upon the request of a Holder and as expeditiously as possible, make a notation on its records and give instructions to any transfer agent of the Restricted Securities to cease to implement the restrictions on transfer established in this Agreement, when such restrictions cease in accordance with the terms of this Agreement or applicable securities law.

         3. NOTICE AND OTHER REQUIREMENTS OF TRANSFER. The Holder will be permitted to sell, assign, transfer, pledge or otherwise dispose of any Restricted Securities if and only if:

                  a. the intended sale, assignment, transfer, pledge or other disposition is permitted by the other provisions of this Agreement; or


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                  b.  there is in  effect a  registration  statement  under  the
                  Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  c. (i) the proposed sale, assignment, transfer, pledge or other disposition is to an Affiliate, and (ii) the Affiliate transferee, as a condition to the effectiveness of such sale, assignment, transfer, pledge or other disposition, has executed a counterpart of this Agreement expressly assuming the obligations of a Holder under this Agreement; or

                  d. (i) the Holder has notified the Company of the proposed disposition and has furnished the Company with a statement of the circumstances surrounding the proposed sale, pledge or other disposition for value, including the name and address of the intended transferee, the residence of the transferee, a brief description of the business of the transferee and identifying the Restricted Securities with respect to which such rights are being assigned, and (ii) the intended transferee, as a condition to the effectiveness of such disposition, has executed a counterpart of this Agreement expressly assuming the obligations of the Holder under this Agreement; and, if the Company requests within five Business Days of receipt of the notice provided for in (i) the Holder shall also furnish the Company with an opinion of counsel, reasonably satisfactory to the Company, that such intended disposition does not require registration of such shares under the Securities Act.

         4. PIGGYBACK REGISTRATION.

         4.1 NOTICE TO HOLDERS REQUIRED. If at any time or from time to time the Company shall determine to register any shares of Common Stock for its own account or the account of any person who holds securities of the Company that are "restricted securities" under Rule 144, other than (a) a registration on Form S-4 or S-8 or another form not generally available for registering the Restricted Securities for sale to the public or (b) any registration comprised in whole or in substantial part of shares underlying stock options or restricted shares issued under an incentive compensation plan that has been adopted by the Company or its predecessor, the Company will give to each Holder notice as soon as practicable prior to filing the registration statement and include in such registration all Registrable Securities specified in one or more written requests which have been made within 15 Business Days after receipt of such written notice from the Company by each Holder, except as set forth in Section 4.2

         4.2 REGISTERED PUBLIC OFFERING INVOLVING AN UNDERWRITING. If the registration of shares of Common Stock is for a registered public offering involving an underwritten offering, the Company shall so advise each Holder as a part of the written notice given pursuant to Section 4.1. In such event, the right of each Holder to registration pursuant to this Section shall be conditioned upon such Holder's participation in such underwriting and the inclusion of each Holder's Registrable Securities in the underwriting to the extent provided herein. If any Holder proposes to distribute his securities through such underwriting, the Holder shall (together with the Company and the other holders of Common Stock distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. The

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Company will use its reasonable best efforts to include the Holder's Registrable
Securities, pro rata with all other securities of holders of piggyback registration rights, in any such underwritten offering. Notwithstanding any provision of Section 4.1, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the underwriting or may limit the number of Registrable Securities to be included in such registration. The Company shall so advise the Holders, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among each Holder and all other holders of Common Stock that hold rights granted by the Company to cause shares of Common Stock held by them to be included in such registration or underwriting, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by the Holder and each other
such  holder  that  are  requested  to  be  included  in  the   registration  or
underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriter may round the number of shares allocated to each Holder to the nearest one hundred shares. If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company. In the event of any such withdrawal, the Company will include in any such registration in lieu thereof, on a pro rata basis, any additional shares of Registrable Securities which were requested to be included by a Holder and any other shares requested to be included by any
other   piggyback   right   holders,   which  were  excluded   pursuant  to  the
above-described   underwriter  limitation,   up  to  the  maximum  set  by  such
underwriter.

         4.3 The Company's  obligation to file a  registration  statement  under
Section 4, or to cause a registration statement to become and remain effective under such Section, shall be suspended for a period not to exceed 90 days (and for periods not exceeding, in the aggregate, 120 days in any 12-month period) if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Board of Directors of the Company, should not be disclosed.

         5. DEMAND REGISTRATION

         5.1 NOTICE OF  REGISTRATION.  At any time  after  April 29,  2001,  the
Holder may thereafter demand that a registration statement be filed with the Commission within 30 days after the date on which the Company has received such request, subject to the provisions of this Section 5. Subject to the terms and conditions set forth below in this Section 5.1 and Sections 5.2 through 5.3 and
Section 7, upon the Company's receipt from a Holder of a written request that the Company effect a registration under the Securities Act with respect to its Registrable Securities, the Company will, as expeditiously as possible, notify the Holders in writing of such request and use its diligent best efforts to effect all such registrations (including, without limitation, the execution of an undertaking to file post-effective amendments and appropriate qualifications and approvals under the laws and regulations applicable to the Company of any applicable governmental agencies and authorities, including applicable blue sky or other state securities laws) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request, PROVIDED, that (a) the Holders may not make their request within 90 days following the effectiveness of any registered public offering of Common Stock, unless prohibited by applicable securities laws; (b) before filing any such registration statement or any

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amendments or supplements  thereto,  the Company will (i) furnish to the Holders of Registrable Securities which are to be included in such registration copies of all such documents proposed to be filed, which documents will be subject to the review of the Holders and their counsel, and (ii) give the Holders of Registrable Securities to be included in such registration statement and their representatives the opportunity to conduct a reasonable investigation of the records and business of the Company and to participate in the preparation of any such registration statement or any amendments or supplements thereto; (c) the Company shall not be obligated to take any action to effect such registration
pursuant  to  this   Section  5.1  after  the  Company  has  effected  one  such registration pursuant to this Section 5.1 at the request of the Holder; PROVIDED, that such registration has been declared or ordered effective by the Commission and, if the method of distribution is a registered public offering involving an underwritten offering, all such shares registered thereby shall have been sold pursuant thereto; and (d) the Company shall not be required to file any registration statement under this Section 5.1 unless the holders of at least 33% of the issued and outstanding Registrable Securities (taken as a whole) shall have demanded in writing that the Company file a registration statement under this Section 5.1. With respect to any registration requested pursuant to this Section 5.1, the Company may include in such registration any other shares of Common Stock, subject to the restrictions set forth in Section 5.3, as to which it is obligated to include such shares pursuant to agreements requiring such registration.

         5.2 REGISTRATION STATEMENT. Subject to Section 5.1 above and the other terms and conditions contained herein, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practical, but in any event within 30 days after receipt of the request of the Holders; PROVIDED, that if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment and upon the consent of a majority of the Board of Directors it would require the disclosure of material non-public information about the Company, the disclosure of which could be seriously detrimental to the business or financial condition of the Company or to negotiations in which it is engaged for such registration statement to be filed at the date filing would be required under Section 5.1 and it is therefore desirable to defer the filing of such registration statement, in which case the Company shall have an additional period of not more than 60 days within which to file such registration statement.

         5.3 REGISTERED PUBLIC OFFERING INVOLVING AN UNDERWRITING. If the Holders intend to distribute the Registrable Securities covered by their request under Section 5.1 by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 5.1. In such event, the Holders shall negotiate in good faith with a nationally recognized underwriter or underwriters selected by the Holders and reasonably satisfactory to the Company with regard to the underwriting of such requested registration. The right of the Holders to registration pursuant to this Section 5.3 shall be conditioned upon participation by all Holders in such underwriting to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected pursuant to this Section 5.3. Notwithstanding any other provision of this Section 5.3, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) limit the number of

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Registrable Securities to be included in the registration and underwriting.  The
Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following priority: first, among all Holders, and any reduction among such Holders shall be pro rata among all such persons and, for purposes of making any such reduction, each
Holder  which  is  a  partnership,   together  with  the  affiliates,  partners,
employees, retired partners and retired employees of such Holder, the estates and family members of any such partners, employees, retired partners and retired employees and of their spouses, and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "person," and any pro rata reduction with respect to such "person" shall be based upon the aggregate number of Registrable Securities owned by all entities and individuals included as such "person", as defined in this sentence (and the aggregate number so allocated to such "person" shall be allocated among the entities and individuals included in such "person" in such manner as such Holder may reasonably determine); and second, to the Company, and third, among all other stockholders in proportion, as nearly as practicable, to the respective amounts of securities which they had requested to be included in such registration at the time of filing the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the underwriter may round the number of shares allocated to the Holders to the nearest one hundred shares. If any Holder of Registrable Securities disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company, the underwriter and the other Holders. In the event of any such withdrawal, the Company will include in any such registration in lieu thereof any additional shares of Registrable Securities which were requested to be included by a Holder and which were excluded pursuant to the above-described underwriter limitation up to the maximum set by such underwriter.

         6. EXPENSES OF REGISTRATION. The Company will bear all reasonable expenses incurred in connection with registrations pursuant to Section 4 and
Section 5, including without limitation all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and independent accounts for the Company and expenses of any special audits of the Company's financial statements incidental to or required by such registration, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars' fees, but the Company will not pay underwriters' fees, discounts or commissions relating to the Registrable Securities or any fees or expenses legal counsel for any or all of the Holders.

         7. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Sections 4 or 5 to use its best efforts to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

                  (a) furnish to a single representative of the Holders, who shall initially be Abanat Limited or such other person or entity as the Company is instructed in writing (the "Representative") and to each managing underwriter, if any, a reasonable time in advance of their filing with the SEC any registration statement, amendment or supplement thereto, and any prospectus used in connection therewith, and the Representative shall have the opportunity to object to any information pertaining to it and its plan of distribution that is contained therein and the Company will make the corrections reasonably required by such Representative with respect to such information prior to filing any such registration statement or any amendment or supplement thereto, and if

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requested  in writing by the  Representative,  and furnish a copy of any and all
transmittal  letters  or  other   correspondence  with  the  SEC  or  any  other
governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

                  (b) prepare and file with the SEC a registration statement (which, in the case of a requested registration pursuant to Section 5, shall be on a registration statement form which is sufficient to permit the sale or other disposition of any or all shares of Common Stock to be included therein in accordance with the intended method of sale or other distribution stated by the initiating Holders, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision) with respect to such securities and use its best efforts to cause such registration statement to become effective as soon as practicable and to remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

                  (c) furnish to each seller and to each underwriter such number of copies of the registration statements, each amendment and supplement thereto (and, if requested in writing, all exhibits thereto and documents incorporated by reference therein) and the prospectus included therein (including each preliminary prospectus and prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to the Registrable Securities and such other documents as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

                  (d) after the filing of the registration statement, on the day of receipt of knowledge thereof notify each seller of Registrable Securities and each managing underwriter, if any, of any stop order issued or, to the knowledge of the Company, threatened to be issued by the SEC and promptly take all reasonably necessary actions to prevent the entry of such stop order or to remove it if entered;

                  (e) use its commercially reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of any state as the sellers of Registrable Securities, or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, and use its commercially reason-able best efforts to obtain all appropriate registrations, permits and consents required in connection therewith, and to keep such registrations, qualifications, permits and consents in effect for so long as such registration statement remains in effect and to take any other action which may be reasonably necessary to enable the seller of Registrable Securities to consummate the disposition in such jurisdictions of such securities; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                  (f) use its  commercially  reasonable best efforts to list the
Registrable   Securities  covered  by  such  registration   statement  with  any
securities exchange on which the Common Stock of the Company is then listed;


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                  (g)  furnish,  in a timely  fashion,  unlegended  certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the seller or the lead underwriter;

                  (h) on the day of receipt of knowledge thereof inform each seller and the managing underwriter or underwriters, if any, (1) of the date on which a registration statement or any post-effective amendment thereto has been filed and when the same has become effective and, if applicable, of the date of filing a Rule 430A prospectus, or (2) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction and as soon as practicable after receipt of knowledge thereof inform each seller and the managing underwriters, if any, of any written comments from the SEC with respect to any filing referred to in clause (1) and of any request by the SEC, any securities exchange, government agency, self-regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or preliminary prospectus or prospectus included therein or any offering memorandum or other offering document relating to such offering.

                  (i) on the day of receipt of knowledge thereof notify the Representative and each underwriter under such registration statement, at any time when a prospectus relating thereto is required by law to be delivered in connection with sales by an underwriter or dealer, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as promptly as practicable make available to each seller and to each managing underwriter, if any, any such supplement or amendment; in the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective as provided in Section 7(b) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to such sellers such supplemented or amended prospectus;

                   (j) upon written request, make available for inspection by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply information reason-ably requested by such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (k) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such securities, including having one of its senior executives appear at no more than two "roadshow" meetings to be held in New York City;


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                  (l)  provide  a  transfer  agent  and  registrar,  and a CUSIP number, for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

                  (m) provide signed counterparts, addressed to each such Holder, of an opinion of the Company's counsel and a "cold comfort" letter of the Company's independent certified public accountants with respect to the matters customarily covered in such documents delivered to underwriters in underwritten public offerings.

                  In connection with each registration hereunder, the sellers of Registrable Securities will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

                  In connection with each registration pursuant to Sections 4 or 5 covering an underwritten public offering, the Company and each Holder agrees to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

                  For purposes of Section 7(b) hereof, the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby or twelve months after the effective date thereof, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities- covered thereby or nine months after the effective date thereof.

         8. INDEMNIFICATION.

         8.1 INDEMNITY BY THE COMPANY. If the Company registers any Registrable Securities held by the Holder under the Securities Act pursuant to Section 4 or
Section 5, the Company will indemnify and hold harmless the Holder, and each other person, if any, who controls the Holder, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Holder, the underwriter, if any, or such controlling persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse the Holder and the underwriter, their respective officers, directors and partners, and each person controlling the Holder and the underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by the Holder or the underwriter specifically for use therein.

         8.2 INDEMNITY BY THE HOLDER. Each Holder will, if Registrable Securities held by or issuable to the Holder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors, each officer who signs the registration statement, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company and each underwriter within the meaning of the Securities Act, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made in writing by the Holder, or any omission (or alleged omission) by the Holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred by them in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Holder specifically for use therein; PROVIDED, that the total amount for which the Holder, its officers, directors and partners, and any person controlling the Holder, shall be liable under this Section 8.2 shall not in any event exceed the proceeds (net of underwriting discounts and commissions) received by the Holder from the sale of Registrable Securities sold by the Holder in such registration.

         8.3 NOTICE BY THE INDEMNIFIED PARTY. Each party entitled to indemnification under this Section 8 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom. An Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding, provided that in no event shall the Indemnifying Party be required to pay the fees and expenses of more than one such separate counsel for all Indemnified Parties. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

         8.4 CONTRIBUTION. If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount that the Holder shall be obligated to contribute pursuant to this Section 8.4 shall be limited to an amount equal to the proceeds to the Holder of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities).

         8.5 SURVIVAL OF INDEMNITY. The indemnification and contribution provided by this Section shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any person entitled to indemnification under this Agreement.

         9. LOCKUP AGREEMENT. In consideration for the Company's performance of its obligations under this Agreement, the Holder will, in connection with any registration of any Registrable Securities in an underwritten offering, at the request of the Company or the underwriters managing any underwritten offering of the Company's securities, agree not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Restricted Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 90 days) from the effective date of such registration as the Company and the underwriters may specify, so long as similarly situated stockholders of the Company are bound by a comparable obligation.

         10. BOARD OF DIRECTORS. For as long as the Holders beneficially own (as determined in accordance with Section 13(d) of the Exchange Act) at least 10% of the outstanding Common Stock of the Company, at the Holders request, the Company shall use its best efforts to cause and maintain the election to the Board of

Directors of one designee of the Holders of a majority of the Registrable Securities; provided, however, that such designee must be approved by the Board of Directors, which approval shall not be unreasonably withheld. The Company shall promptly reimburse such director for any expenses incurred by him in connection with his activities as a director of the Company in accordance with Company policies. The Company shall indemnify such director against liability to the fullest extent permitted by applicable law.

         11. HOLDERS' COOPERATION.

         11.1 INFORMATION REGARDING HOLDERS. Each Holder shall promptly furnish to the Company such information regarding the Holder and the distribution proposed by the Holder as the Company may request in writing and as shall be required in connection with any registration referred to herein.

         11.2 OBLIGATIONS OF THE HOLDERS. The Holders will not (until further notice by the Company) effect sales thereof (or deliver a prospectus to any purchaser) after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus. At the end of the period during which the Company is obligated to keep any registration statement filed under Section 4 or Section 5 current and effective as required by applicable law, the Holders shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the shares of Registrable Securities covered by such registration statement that remain unsold, and the Holders shall notify the Company of the number of such shares registered that remain unsold immediately upon receipt of such notice from the Company.

         12. RULE 144. With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144; and

         (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

         13. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Holder as follows:

         13.1 The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or Bylaws of the Company or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

         13.2 This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of equitable remedies as such remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought in a proceeding in equity or at law).

         14. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                  a. "AFFILIATE" shall have the meaning given to it under Rule 405 of the Securities Act.

                  b. "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which commercial banks in New York City are required or authorized to close.

                  c.  "COMMISSION"  shall mean the U. S. Securities and Exchange
                  Commission,   or  any  other   federal   agency  at  the  time
                  administering the Securities Act.

                  d. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar United States statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

                  e. "HOLDER" or "HOLDERS" shall mean Abanat Limited and, if applicable, any other person who holds Restricted Securities and who has assumed the obligations of the Holder under this Agreement pursuant to Section 3(d).

                  f. "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws of such states in which the Holder notifies the Company of its intention to offer Registrable Securities.

                  g. "REGISTRABLE SECURITIES" shall mean any shares of Common Stock into which the Debentures are convertible or were converted and any shares of Common Stock issuable or issued upon due exercise of the Warrants and New Warrants; provided, however, that Registrable Securities shall only be treated as Registrable Securities if and so long as, they have not been
                  (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

                  h. "RESTRICTED SECURITIES" shall mean the Debenture, any shares of Common Stock into which the Debentures are convertible, the Warrants, the New Warrants and any shares of Common Stock issuable upon due exercise of the Warrants and the New Warrants, in each case only to the extent the same have not been sold to the public. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) such securities shall have become eligible for resale pursuant to Rule 144(k) and any restrictive legend on certificates representing such securities shall have been removed, (iii) such securities shall have been otherwise transferred or disposed of, and (x) new certificates therefore not bearing a legend restricting further transfer shall have been delivered by the Company, and (y) subsequent transfer or disposition of them shall not require their registration or qualification under the Securities Act or any similar state law then in force or compliance with Rule 144, or (iv) such securities shall have ceased to be outstanding. Notwithstanding the foregoing, Restricted Securities shall not include otherwise Restricted Securities (i) sold by a person in a transaction in which his rights under this Agreement are not properly assigned; or (ii) (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof if all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

                  i. "RULE 144" shall mean Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time.

                  j. "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar United States statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

         15. MISCELLANEOUS.

         15.1 AMENDMENTS. This Agreement may be amended only by a written instrument executed by the Holders and the Company.

         15.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute a single instrument.

         15.3 NOTICES. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to be delivered when received by certified mail, postage prepaid, return receipt requested, when delivered by an expedited delivery service or when sent by facsimile or e-mail after confirmation. All notices shall be directed to the parties at the respective addresses set forth below or to such other address as either party may, from time to time, designate by notice to the other party:

If to the Company:         145 Hudson Street
                           New York, New York 10013
                           Attn: CFO and General Counsel
                           Tel: (917) 237-0500
                           Fax: (917) 237-1544

With copies to:            McGuire Woods LLP
                           9 West 57th Street
                           Suite 1620
                           New York, New York 10019
                           Attn:  William Newman, Esq.
                           Tel:  (212) 548-2160
                           Fax:  (212) 548-2150

If to the Holder:          Abanat Limited

                           ------------------------
                           ------------------------
                           Attn:
                           Tel:
                           Fax:

With copies to:            White & Case LLP
                           1155 6th Avenue, 40th Floor
                           New York, NY  10036
                           Attn:  Kevin Keogh, Esq.
                           Tel:  (212) 819-8200
                           Fax:  (212) 354-8113

         15.4 ASSIGNABILITY. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto, except that vested rights to receive payment or to initiate legal action with respect to causes of action that have accrued hereunder shall be assignable by devise, descent or operation of law.

         15.5 SEVERABILITY. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

         15.6 GOVERNING LAW; VENUE. (a) This Agreement shall be governed by and construed under the laws of the State of New York without regard to principles of conflict of law. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the Federal or state courts sitting in New York, New York, and any court to which an appeal may be taken in any such litigation, and (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

                  (b) Each of the Company and the other parties hereto waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this agreement, any rights or obligations hereunder or the performance of such rights and obligations. Except as prohibited by law, each of the Company and the other parties hereto hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Company and other parties hereto (x) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that such party would not, in the event of litigation, seek to enforce the foregoing waivers and (y) acknowledges that the parties hereto have been induced to enter into this Agreement by, among other things, the waivers and certifications contained herein.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                  THE COMPANY:

                                  ON2.COM INC.


                                  By:
                                     ------------------------------------------

                                  Name:
                                  Title:


                                  THE HOLDER:

                                  ABANAT LIMITED

                                  By:
                                    -------------------------------------------

                                  Name:
                                  Title: